UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2025

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way,
Reston,	Virginia	20190
(Address of principal executive offices)		(Zip Code)
(703) 948-3200
(Registrant's Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 6, 2025, the Board of Directors (the "Board") of VeriSign, Inc. (the "Company") appointed Matthew J. Desch to the Board, increasing the size of the Board from seven to eight directors.

Mr. Desch currently serves as Chief Executive Officer and a director of Iridium Communications Inc., a global mobile, voice, and data satellite communications company, a position he has held since 2009.

As a non-employee director, Mr. Desch will receive an annual cash retainer of $50,000 and an annual equity award grant of $250,000, made solely in the form of restricted stock units. New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director's appointment or election to the Board. His cash retainer will also be prorated to reflect his service for a portion of the year.

In addition, the Company will enter into an indemnity agreement with Mr. Desch pursuant to which the Company is required to indemnify him against certain liabilities that may arise by reason of his status or service as a director of the Company and to advance expenses to him arising from the investigation, defense, settlement or appeal of these liabilities. The Company's standard form of indemnity agreement was previously filed as Exhibit 10.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission on April 28, 2010.

There was no arrangement or understanding between Mr. Desch and any other person pursuant to which Mr. Desch was appointed as a director of the Company. There have been no transactions involving the Company or any of its subsidiaries in which Mr. Desch has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: October 8, 2025	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary